Exhibit 99.1
Asana Announces Record Fourth Quarter and
Fiscal Year 2021 Revenues

Record fiscal year 2021 revenues grew 59% year over year
Over 93,000 total paying customers
Over 85% growth in revenues year over year from customers
who spend $5,000 or more on an annualized basis

March 10, 2021 – San Francisco, CA – Asana, Inc. (NYSE: ASAN), a leading work management platform for teams, today reported financial results for its fourth quarter and fiscal year ended January 31, 2021.

“We are very pleased with our strong results for the fiscal year, driving record revenue of $227 million, up 59 percent year over year," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “In the fourth quarter, growth was driven by a year over year acceleration of new customer growth, strong expansion within our existing base and momentum with some of our largest enterprise customers. We now have over 93,000 paying customers and over 1.5 million paid users who trust Asana to provide the real-time clarity their teams need to do their best work."
Fourth Quarter Fiscal 2021 Financial Highlights
•Revenues: Revenues were $68.4 million, an increase of 57% year over year.
•Operating Loss: GAAP operating loss was $51.0 million, or 74.5% of revenues, compared to GAAP operating loss of $25.3 million, or 58.2% of revenues, in the fourth quarter of fiscal 2020. Non-GAAP operating loss was $34.8 million, or 51.0% of revenues, compared to non-GAAP operating loss of $20.1 million, or 46.1% of revenues, in the fourth quarter of fiscal 2020.
•Net Loss: GAAP net loss was $61.5 million, compared to GAAP net loss of $25.2 million in the fourth quarter of fiscal 2020. GAAP net loss per share was $0.39, compared to GAAP net loss per share of $0.34 in the fourth quarter of fiscal 2020. Non-GAAP net loss was $35.0 million, compared to non-GAAP net loss of $19.9 million in the fourth quarter of fiscal 2020. Non-GAAP net loss per share was $0.22, compared to non-GAAP net loss per share of $0.27 in the fourth quarter of fiscal 2020.
•Cash Flow: Cash flows from operating activities were negative $18.2 million, compared to cash flows from operating activities of negative $16.1 million in the fourth quarter of fiscal 2020. Free cash flow was negative $17.5 million, compared to negative $19.2 million in the fourth quarter of fiscal 2020.
Fiscal Year 2021 Financial Highlights
•Revenues: Revenues were $227.0 million, an increase of 59% year over year.
•Operating Loss: GAAP operating loss was $175.6 million, or 77.3% of revenues, compared to GAAP operating loss of $119.6 million, or 83.9% of revenues, in fiscal 2020. Non-GAAP operating loss was $123.2 million, or 54.3% of revenues, compared to non-GAAP operating loss of $69.3 million, or 48.6% of revenues, in fiscal 2020.
•Net Loss: GAAP net loss was $211.7 million, compared to GAAP net loss of $118.6 million in fiscal 2020. GAAP net loss per share was $1.99, compared to GAAP net loss

Exhibit 99.1
per share of $1.69 in fiscal 2020. Non-GAAP net loss was $123.3 million, compared to non-GAAP net loss of $68.2 million in fiscal 2020. Non-GAAP net loss per share was $1.16, compared to non-GAAP net loss per share of $0.97 in fiscal 2020.
•Cash Flow: Cash flows from operating activities were negative $92.9 million, compared to cash flows from operating activities of negative $40.1 million in fiscal 2020. Free cash flow was negative $76.0 million, compared to negative $44.6 million in fiscal 2020.
Business Highlights
•Named #1 in the Workplace category in Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021.
•Launched new product features, including Asana Goals; Project Overview and Brief; Asana for Operations, Sales and Account Management; and new integrations with Microsoft Teams, Zoom, Jira, Salesforce, Tableau and PowerBI.
•Expanded the Asana Together community program to more than 2,000 members across 94 countries.
•Topped the G2 Enterprise Grid® Leader quadrant for the third year in a row and earned the #1 spot in the 2021 Grid® Report for Project Management.
•Ranked a Best Workplace by Fortune, Inc., Glassdoor and Built In NY - including the #1 Best Workplace in the Bay Area for the fourth consecutive year.
•Ended the year with over 93,000 paying customers and 1.5 million paid users.
•Customers spending $5,000 or more on an annualized basis in Q4 grew to 10,174, an increase of 55% year over year.
•Customers spending $50,000 or more on an annualized basis in Q4 grew to 397, an increase of 92% year over year.
•Overall dollar-based net retention rate in Q4 was over 115%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend was 125%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend was over 140%.
Financial Outlook
For the first quarter of fiscal 2022, Asana expects:
•Revenues of $69.5 million to $70.5 million, representing year over year growth of 46% to 48%.
•Non-GAAP operating loss of $44.0 million to $42.0 million.
•Non-GAAP net loss per share of $0.27 to $0.26, assuming basic and diluted weighted average shares outstanding of approximately 161 million.
For fiscal year 2022, Asana expects revenues of $309.0 million to $314.0 million, representing year over year growth of 36% to 38%.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

Exhibit 99.1
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and full year fiscal 2021 non-GAAP results included in this press release.
Conference Call Information
Asana will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 10, 2021. A live webcast and accompanying presentation can be accessed on the Investor Relations section of Asana’s website at: https://investors.asana.com. The conference call can also be accessed by dialing (833) 529-0220, or +1 236-389-2147 (outside of the US). The conference ID is 859-8159. A replay of the call via webcast will be available at https://investors.asana.com.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the first fiscal quarter and the full fiscal year ending January 31, 2022, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Exhibit 99.1
Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Asana defines non-GAAP operating loss as GAAP loss from operations plus stock-based compensation expense and related employer payroll taxes and non-recurring costs such as direct listing expenses. Asana defines non-GAAP net loss as GAAP net loss plus stock-based compensation expense and related employer payroll taxes, amortization of discount and non-cash contractual interest expense related to its senior mandatory convertible promissory note, and non-recurring costs such as direct listing expenses. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business. Asana does not consider these items when evaluating the performance of its business and making operating plans. Asana believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results to those of peer companies and over multiple periods. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco and direct listing expenses. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make

Exhibit 99.1
acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics
Dollar-based net retention rate
Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.
About Asana
Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 93,000 paying organizations and millions of free organizations across 190 countries. Global customers such as Accenture, Estee Lauder, Japan Airlines, Sky and Viessmann rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.
Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Revenues	$68,369	$43,470	$227,004	$142,606
Cost of revenues(1)	8,193	5,802	28,741	19,881
Gross profit	60,176	37,668	198,263	122,725
Operating expenses:
Research and development(1)	39,801	20,087	121,139	89,675
Sales and marketing(1)	53,527	30,909	176,479	105,836
General and administrative(1)	17,812	11,974	76,212	46,845
Total operating expenses	111,140	62,970	373,830	242,356
Loss from operations	(50,964)	(25,302)	(175,567)	(119,631)
Interest income and other income, net	558	197	1,568	1,365
Interest expense	(10,472)	(78)	(36,178)	(78)
Loss before provision for income taxes	(60,878)	(25,183)	(210,177)	(118,344)
Provision for income taxes	632	62	1,533	245
Net loss	$(61,510)	$(25,245)	$(211,710)	$(118,589)
Net loss per share:
Basic and diluted	$(0.39)	$(0.34)	$(1.99)	$(1.69)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	159,270	74,139	106,344	70,335
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Cost of revenues	$130	$13	$305	$103
Research and development	9,086	1,919	18,606	24,869
Sales and marketing	4,303	775	9,387	10,177
General and administrative	2,407	623	5,927	13,237
Total stock-based compensation expense	$15,926	$3,330	$34,225	$48,386

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$259,878	$306,020
Marketable securities	126,396	45,288
Accounts receivable, net	32,194	12,659
Prepaid expenses and other current assets	27,295	16,667
Total current assets	445,763	380,634
Property and equipment, net	74,436	10,100
Restricted cash, noncurrent	—	4,657
Operating lease right-of-use assets	182,924	20,818
Investments, noncurrent	19,125	—
Other assets	8,871	5,483
Total assets	$731,119	$421,692
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$9,599	$7,549
Accrued expenses and other current liabilities	41,616	18,241
Deferred revenue, current (1)	103,875	62,725
Operating lease liabilities, current	8,386	11,613
Total current liabilities	163,476	100,128
Term loan, net	29,508	—
Convertible notes, net—related party	351,161	203,097
Operating lease liabilities, noncurrent	196,802	10,472
Other liabilities(1)	2,961	2,729
Total liabilities	743,908	316,426
Commitments and contingencies
Redeemable convertible preferred stock	—	250,581
Stockholders’ (deficit) equity
Common stock	2	1
Additional paid-in capital	528,616	184,522
Accumulated other comprehensive loss	39	(102)
Accumulated deficit	(541,446)	(329,736)
Total stockholders’ (deficit) equity	(12,789)	(145,315)
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$731,119	$421,692

_______________
(1) Total deferred revenue was $105.9 million as of January 31, 2021, of which $2.0 million, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(61,510)	$(25,245)	$(211,710)	$(118,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	(280)	355	924	653
Depreciation and amortization	978	542	3,486	2,233
Gain on sale of property and equipment	—	—	(12)	—
Amortization of deferred contract acquisition costs	1,395	596	4,079	1,607
Stock-based compensation expense	15,926	3,330	34,225	48,386
Net accretion of discount of marketable securities	324	(134)	406	(1,016)
Change in fair value of redeemable convertible preferred stock warrant liability	—	8	—	117
Non-cash lease expense	4,554	2,497	16,389	8,228
Amortization of discount on convertible notes and term loan issuance costs	6,405	49	22,369	49
Non-cash interest expense	3,972	29	13,681	29
Changes in operating assets and liabilities:
Accounts receivable	(8,627)	(2,480)	(20,458)	(7,718)
Prepaid expenses and other current assets	(3,933)	(3,330)	(17,184)	(8,688)
Other assets	(853)	(395)	(3,390)	(1,791)
Accounts payable	(4,717)	861	(2,877)	3,472
Accrued expenses and other current liabilities	4,344	3,411	17,888	8,321
Deferred revenue	15,738	6,403	41,779	32,189
Operating lease liabilities	7,884	(2,594)	7,300	(7,618)
Other liabilities	235	—	235	—
Net cash used in operating activities	(18,165)	(16,097)	(92,870)	(40,136)
Cash flows from investing activities
Purchases of marketable securities	(64,963)	(1,790)	(191,576)	(77,759)
Sales of marketable securities	37,091	1,605	37,091	4,282
Maturities of marketable securities	8,501	9,094	53,842	93,394
Purchases of property and equipment	(22,191)	(5,023)	(57,344)	(6,878)
Sales of property and equipment	—	—	12	—
Capitalized internal-use software	(104)	(82)	(962)	(384)
Net cash provided by (used in) investing activities	(41,666)	3,804	(158,937)	12,655
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	18,000	—	30,915	—
Proceeds from issuance of convertible notes—related party	—	300,000	150,000	300,000
Taxes paid related to net share settlement of equity awards	—	—	(378)	—
Repurchases of common stock	(33)	(7)	(33)	(77)
Proceeds from exercise of stock options	4,307	3,826	20,501	11,674
Net cash provided by financing activities	22,274	303,819	201,005	311,597
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	10	(60)	3	(19)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(37,547)	291,466	(50,799)	284,097
Cash, cash equivalents, and restricted cash
Beginning of period	297,425	19,211	310,677	26,580
End of period	$259,878	$310,677	$259,878	$310,677

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$60,176	$37,668	$198,263	$122,725
Plus: stock-based compensation and related employer payroll tax associated with RSUs	135	13	310	103
Non-GAAP gross profit	$60,311	$37,681	$198,573	$122,828
GAAP gross margin	88.0%	86.7%	87.3%	86.1%
Non-GAAP adjustments	0.2%	—%	0.2%	—%
Non-GAAP gross margin	88.2%	86.7%	87.5%	86.1%
Reconciliation of operating expenses
GAAP research and development	$39,801	$20,087	$121,139	$89,675
Less: stock-based compensation and related employer payroll tax associated with RSUs	(9,172)	(1,919)	(18,692)	(24,869)
Non-GAAP research and development	$30,629	$18,168	$102,447	$64,806
GAAP research and development as percentage of revenue	58.2%	46.2%	53.4%	62.9%
Non-GAAP research and development as percentage of revenue	44.8%	41.8%	45.1%	45.4%
GAAP sales and marketing	$53,527	$30,909	$176,479	$105,836
Less: stock-based compensation and related employer payroll tax associated with RSUs	(4,377)	(775)	(9,461)	(10,177)
Non-GAAP sales and marketing	$49,150	$30,134	$167,018	$95,659
GAAP sales and marketing as percentage of revenue	78.3%	71.1%	77.7%	74.2%
Non-GAAP sales and marketing as percentage of revenue	71.9%	69.3%	73.6%	67.1%
GAAP general and administrative	$17,812	$11,974	$76,212	$46,845
Less: stock-based compensation and related employer payroll tax associated with RSUs	(2,448)	(623)	(5,968)	(13,237)
Less: direct listing expenses	3	(1,912)	(17,952)	(1,912)
Non-GAAP general and administrative	$15,367	$9,439	$52,292	$31,696
GAAP general and administrative as percentage of revenue	26.1%	27.5%	33.6%	32.8%
Non-GAAP general and administrative as percentage of revenue	22.5%	21.7%	23.0%	22.2%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(50,964)	$(25,302)	$(175,567)	$(119,631)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	16,132	3,330	34,431	48,386
Plus: direct listing expenses	(3)	1,912	17,952	1,912
Non-GAAP loss from operations	$(34,835)	$(20,060)	$(123,184)	$(69,333)
GAAP operating margin	(74.5)%	(58.2)%	(77.3)%	(83.9)%
Non-GAAP adjustments	23.5%	12.1%	23.0%	35.3%
Non-GAAP operating margin	(51.0)%	(46.1)%	(54.3)%	(48.6)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Reconciliation of net loss
GAAP net loss	$(61,510)	$(25,245)	$(211,710)	$(118,589)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	16,132	3,330	34,431	48,386
Plus: amortization of debt discount	6,402	49	22,357	49
Plus: non-cash interest	3,972	29	13,681	29
Plus: direct listing expenses	(3)	1,912	17,952	1,912
Non-GAAP net loss	$(35,007)	$(19,925)	$(123,289)	$(68,213)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.39)	$(0.34)	$(1.99)	$(1.69)
Non-GAAP adjustments to net loss	0.17	0.07	0.83	0.72
Non-GAAP net loss per share, basic	$(0.22)	$(0.27)	$(1.16)	$(0.97)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	159,270	74,139	106,344	70,335

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Computation of free cash flow
Net cash provided by (used in) investing activities	$(41,666)	$3,804	$(158,937)	$12,655
Net cash provided by financing activities	$22,274	$303,819	$201,005	$311,597
Net cash used in operating activities	$(18,165)	$(16,097)	$(92,870)	$(40,136)
Less: purchases of property and equipment	(22,191)	(5,023)	(57,344)	(6,878)
Less: capitalized internal-use software	(104)	(82)	(962)	(384)
Plus: purchases of property and equipment from build-out of corporate headquarters	22,661	1,872	55,791	2,626
Plus: direct listing expenses	315	167	19,427	167
Free cash flow	$(17,484)	$(19,163)	$(75,958)	$(44,605)